Filed pursuant to Rule 424(b)(3)

Registration No. 333-219776

PROSPECTUS

7,000,000 SHARES

COMMON STOCK

NEW LEAP, INC.

New Leap, Inc. (“New Leap”, “Company”, “we”, “us” or “our”) is offering for sale a maximum of 6,000,000 shares of its common stock at a fixed price of $0.025 per share. There is no minimum number of shares that must be sold by us for the offering to close, and we will retain the proceeds from the sale of any of the offered shares that are sold. The offering is being conducted on a self-underwritten, best efforts basis, which means our president and chief executive officer Mr. Itzhak Ostashinsky, will attempt to sell the shares. This prospectus will permit our president and chief executive officer to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares he may sell. Mr. Ostashinsky will sell the shares and intends to offer them to friends, family members and business acquaintances. In offering the securities on our behalf, he will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934. The intended methods of communication include, without limitations, telephone and personal contact. For more information, see the section of this prospectus entitled “Plan of Distribution”. In addition, our selling shareholder is offering 1,000,000 shares of the Company at a fixed price of $0.025 per share for the duration of the offering. The selling shareholder is deemed “underwriter” within the meaning of the Securities Act of 1933, as amended (“the Securities Act”), with respect to the securities offered hereby. We have agreed to indemnify the selling shareholder against certain liabilities, including liabilities under the Securities Act.

The proceeds from the sale of the shares in this offering will be payable to the Company. The offering will be completed 90 days from the effective date of this prospectus, unless extended by our board of directors for an additional 90 or 180 days. All subscription agreements and electronic transfers or deposits for payment of shares are irrevocable (except as to any states that require a statutory cooling-off period or rescission right). We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 5 business days. Any proceeds from the sale of the shares in this offering will not be placed in an escrow or trust account. For more information, see the section of this prospectus entitled “Plan of Distribution”.

We are a shell company, have not commenced principal operations and have no financial resources or known source of equity or debt financing. See the section titled “Risk Factors” starting on page 7 for more information about risks related to our financial position.. This offering is self-underwritten on a best-efforts basis. See the section titled “Risk Factors” starting on page 7 for more information about risks related to the manner of this offering. There is currently no public or established market for our shares. See the section titled “Risk Factors” starting on page 7 for more information about risks related to the illiquid status of our shares.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT. SEE “RISK FACTORS” BEGINNING ON PAGE 7.

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This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD

PURCHASE OUR SECURITIES ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF

YOUR INVESTMENT. SEE “RISK FACTORS” BEGINNING AT PAGE 7.

We are selling the shares without an underwriter and may not be able to sell all or any of the shares offered herein.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES, AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The date of this prospectus is October 20, 2017

PROSPECTUS SUMMARY

About New Leap, Inc.

New Leap, Inc. was incorporated under the laws of the State of Delaware on June 1, 2017. As of June 30, 2017 we had one employee, our president and chief executive officer, Mr. Ostashinsky. During the period June 1, 2017 (date of inception) through June 30, 2017 Mr. Ostashinsky devoted approximately ten (10) hours per week as necessary for the business. For the remainder of calendar year 2017, Mr. Ostashinsky has committed to devote at least ten (10) hours a week to us but may increase that number as necessary to further develop the business. As of this date and through the remainder of calendar year 2017, Mr. Ostashinsky will continue to provide these services at no cost to the Company. In addition to his relationship with the Company, Mr. Ostashinsky provides his services to an unrelated business. Following our formation, we issued 9,000,000 shares of our common stock to Mr. Ostashinsky in exchange for a business plan.

We are an early stage company (have not commenced principal operations) and have no assets and no revenue. We have not established or attempted to establish a source of equity or debt financing. Our auditors included an explanatory paragraph in their report on our financial statements that states that “the Company’s losses from operations raise substantial doubt about its ability to continue as a going concern.” We are at the very earliest of stages in development of our business plan. We have a significant amount of work that needs to be done and funds that need to be raised in order to compete within the marketplace.

The Company plans to become a public company. The reason for becoming a public company is to attract capital to fund further development and expansion. Many investors prefer to invest in public companies because of the perception that public companies may allow more liquidity. Another reason for becoming public is to increase public awareness of the Company. The drawbacks of being public are the costs of compliance with regulatory requirements, audits, and investor relations which can be high. We believe the additional costs associated with being public will range up to $25,000 per year. This estimate could range dramatically depending on the level of our success.

New Leap focuses on an online market and community connecting private U.S. companies and companies which are publicly traded in the U.S. (both U.S. and foreign incorporated) with potential investors from all over the world, except for U.S. residents. The goal is to provide these companies with exposure to as many potential investors from outside the U.S. as possible, while providing those potential investors with different investment opportunities in the foregoing companies. Potential investors will be able to click on any company they would like to know more about and get access to its marketing information and legal and financial disclosures.

New Leap plans to match up potential investors from all over the world, except for U.S. residents with private U.S. companies and companies which are publicly traded in the U.S. (both U.S. and foreign incorporated). The goal is to use the crowdfunding trend in order to make private investments in such companies more accessible to non-U.S. investors on one hand and allow easier access to capital for these companies on the other. We will not allow U.S. persons access to the materials presented by the companies offering their securities on our website. Anyone trying to gain access to the offering materials posted on our website will first need to fill out a questionnaire which will include a question about the country of residence. Anyone answering “U.S.A” or any of its states will be prohibited from gaining access to the page showing the offering materials of the presenting companies. The Company does not have an operating website yet, but plans to start building one after completion of this offering.

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All securities will bear a legend indicating that the securities are “restricted securities” and may not be sold in the U.S. absent an effective registration statement under the Securities Act covering the resale of such securities or an available exemption from such registration requirement. Potential investors will simply need to register for the website in order to gain access to all the marketing and offering materials of the various companies presenting on the website. Investors interested in making an investment in one, or more, of the companies will need to fill out a short form stating the amount of money they wish to invest.

Each company will need to state the amount of money which will be the goal of the offering and the time frame throughout which the offering will be open. Investments would be kept in an escrow account. On the earlier of: 1) the company reaching its offering goal; and 2) the end of the stated time frame, the offering would come to a close. Should the offering goal be reached, the funds raised would be released from the escrow account to the company’s account. Simultaneously, each investor would receive from the company a dully issued and authorized stock certificate or a book-entry confirmation statement evidencing the number of shares such investor owns in the company. Should the offering time frame elapse and the offering goal not be reached, each investor would get back the funds deposited in the escrow account for such investment. Registered members will be able to see, for each presenting company offering its shares, how much funds have been committed to the offering and how much time is left to the end of the offering.

New Leap will be compensated for each offering that reaches its goal (as such goal is determined by the company offering its shares). A certain percentage, as agreed upon between New Leap and the offering company, will be paid out of the escrow account simultaneously with the release of the funds to the company once the offering goal has been met.

New Leap will keep a complete audit trail of investments in the companies presenting on its website. Funds committed for an investment will be kept in an escrow account until the company’s funding goal is reached. Upon reaching such goal, funds will be transferred from the escrow account to the company’s bank account while simultaneously stock certificates or book-entry confirmation statements will be delivered to the investors. In case the funding goal is not reached by the time the offering expires, committed funds held in escrow would immediately be returned to the investors.

Our executive offices are located at 8 Derech Hameshi St., Ganne Tiqwa, Israel, 5591179 and our telephone number is +972-50-7844477. We may refer to ourselves in this prospectus as “New Leap” the “Company,” “we,” or “us.”

The Offering

New Leap is offering for sale a maximum of 6,000,000 shares of common stock at a fixed price of $0.025 per share. There is no minimum number of shares that must be sold by us for the offering to close, and we will retain the proceeds from the sale of any of the shares offered by us that are sold. The offering is being conducted on a self-underwritten, best efforts basis, which means our President and Chief Executive Officer, Mr. Ostashinsky, will attempt to sell the shares himself. This prospectus will permit our president and chief executive officer to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares he may sell. Mr. Ostashinsky will sell the shares himself and intends to offer them to friends, family members and business acquaintances. In offering the securities on our behalf, he will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934 (the “Exchange Act”). The intended methods of communication include, without limitation, telephone and personal contacts.

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The proceeds from the sale of the shares offered by the Company in this offering will be payable to the Company. All subscription agreements and electronic transfers or deposits are irrevocable.

The offering will be completed 90 days from the effective date of this prospectus, unless extended by our board of directors for an additional 90 or 180 days. There is no minimum number of shares that must be sold. All subscription agreements and electronic transfers or deposits are irrevocable (except as to any states that require a statutory cooling-off period or rescission right).

We will have shares of common stock purchased in this offering recorded in book-entry format with the Company’s transfer agent under the names of the purchasers approximately 30 days after the close of the offering or as soon thereafter as practicable.

The offering price of the common stock has been determined arbitrarily and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings, if any, or net worth.

Shares of common stock offered by us: A maximum of 6,000,000 shares. There is no minimum number of shares that must be sold by us for the offering to close.

Use of Proceeds: New Leap will use the proceeds from the offering to cover costs related to the preparation of this registration statement and for business development, marketing and general expenses.

Termination of the Offering: The offering by the Company will conclude when all 6,000,000 of common stock have been sold, or 90 days after this registration statement becomes effective with the Securities and Exchange Commission. We may, at our discretion, extend the offering for additional 90 or 180 days.

Shares of common stock offered by the selling shareholder: A maximum of 1,000,000 shares. New Leap will not receive any of the proceeds from the sale of the shares by the selling shareholder.

Risk Factors: The purchase of our common stock involves a high degree of risk. The common stock offered in this prospectus is for investment purposes only and currently no market for our common stock exists. Please refer to the sections entitled “Risk Factors” and “Dilution” before making an investment in this stock.

Trading Market: None. While we plan to find a market maker to file a Rule 211 application with the Financial Industry National Regulatory Authority (“FINRA”) in order to apply for the inclusion of our common stock in one of the over-the-counter price-quotation platforms maintained by the OTC Markets Group, such efforts may not be successful and our shares may never be quoted and owners of our common stock may not have a market in which to sell the shares. Also, no estimate may be given as to the time that this application process will require. Even if New Leap is quoted or granted a listing, a market for our common shares may not develop.

SUMMARY FINANCIAL DATA

The following summary financial data should be read in conjunction with the financial statements and the notes thereto included elsewhere in this prospectus.

Balance Sheet Data:	As of June 30, 2017
Current Assets	$-
Current Liabilities	$25,000
Stockholders’ Equity	$(25,305)

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Operating Statement Data: For the period June 1, 2017 (inception) to June 30, 2017

Operating Statement Data:	For the period June 1, 2017 (inception) to June 30, 2017
Selling, General and Administrative expenses	$37,455
Net loss	$37,455
Loss per share- basic and diluted	$(0.004)

RISK FACTORS

You should be aware that there are various risks to an investment in our common stock. You should carefully consider these risk factors, together with all of the other information included in this prospectus, before you decide to invest in shares of our common stock.

If any of the following risk were to occur, then our business, financial condition, results of operations and/or prospects could be materially adversely affected. If that happens, the market price of our common stock, if any, could decline, and investors may lose all or part of their investment.

Risks Related to the Business

1. New Leap has virtually no financial resources. Our independent registered public accounting firm’s report includes an explanatory paragraph stating that there is substantial doubt about our ability to continue as a going concern.

New Leap is an early stage company and has virtually no financial resources. We had no cash balance, a working capital deficit of $25,000 and a negative stockholders’ equity of $25,305 at June 30, 2017. Our independent registered public accounting firm included an explanatory paragraph in their opinion on our financial statements as of and for the period ended June 30, 2017 that states that Company losses from operations and lack of operation raise substantial doubt about its ability to continue as a going concern. As we make progress with our business plan we will seek additional financing beyond the amounts that may be received from this offering to satisfy our cash needs. We expect these additional cash needs to be between $1,000,000 and $2,000,000, but the actual amount sought may be lower or higher than the foregoing expected range. The financing sought may be in the form of equity or debt financing from various sources. We have yet to start looking for such sources. Until we have completed our offering most, if not all, of our efforts will be spent in our registration efforts with some efforts in further developing our business plan. No assurances can be given that we will generate sufficient revenue or obtain the necessary financing to continue as a going concern.

We do not have a formal agreement with our president and chief executive officer to fund the Company’s working capital needs; however our president and chief executive officer’s current plan is to do most of the work on his own without cash compensation while he seeks other sources of funding. We have not generated any revenues from our business. No assurances can be given that we will be able to receive funds from our president and chief executive officer or others to continue our operations beyond a month-to-month basis.

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2. New Leap is and will continue to be completely dependent on the services of our president and chief executive officer, Itzhak Ostashinsky, the loss of whose services may cause our business operations to cease, and we will need to engage and retain qualified employees and consultants to further implement our strategy.

New Leap operations and business strategy are completely dependent upon the knowledge and business connections of Mr. Ostashinsky, our president and chief executive officer. He is under no contractual obligation to remain employed by us. If he should choose to leave us for any reason or if he becomes ill and is unable to work for an extended period of time before we have hired additional personnel, our operations will likely fail. Even if we are able to find additional personnel, it is uncertain whether we could find someone who could develop our business along the lines described in this prospectus. We will fail without the services of Mr. Ostashinsky or an appropriate replacement(s).

3. Because we have only recently commenced business operations, we face a high risk of business failure.

We were formed on June 1, 2017. All of our efforts to date have related to developing our business plan. Through June 30, 2017 we had no operating revenues. We face a high risk of business failure. The likelihood of the success of the Company must be considered in light of the expenses, complications and delays frequently encountered in connection with the establishment and expansion of new businesses, regulatory developments and the competitive environment in which the Company will operate. There can be no assurance that future revenues from sales of the Company’s services will occur or be significant enough or that we will be able to sell its services at a profit, if at all. Future revenues and/or profits, if any, will depend on many various factors, including, but not limited to both initial and continued market acceptance of the Company’s services and the successful implementation of its planned growth strategy.

We may not be able to develop our website in the future because of a lack of available funds or financing to do so. In order for us to develop our website, we must be able to secure the necessary financing. In the early stages of our operations, we will continue to keep costs to a minimum. We have no established current sources of funds to undertake the business plan as anticipated. Until we obtain funding, if ever, we will keep our operating costs as low as possible with our president and chief executive officer providing almost all of the work on his own without any cash compensation. If we are unable to obtain adequate funding or financing, the Company faces the ultimate likelihood of business failure. There are no assurances that we will be able to raise any funds or establish any financing program for the Company’s growth.

The Company’s ability to achieve profitability will be dependent on the ability of its future services to generate sufficient operating cash flow to fund future growth and/or acquisitions. There can be no assurance that the Company’s future results of operations will be profitable or that its business strategy will be successful or even begin to generate any revenues.

4. We may not have or ever have the resources or ability to implement and manage growth strategy.

Although the Company expects to experience growth based on being able to implement its business plan, such growth may never occur because the business plan may not be implemented the way it meant to be because of lack of funds to do so. If the Company’s business plan and growth strategy are implemented, of which no assurances can be given, a significant strain on the Company’s management, operating systems and/or financial resources will be imposed. Failure by the Company’s management to manage this growth, if it occurs, or unexpected difficulties encountered during growth, could have a material adverse impact on the Company’s results of operations or financial condition.

The Company’s ability to operate profitable activity will depend upon a number of factors, including (i) identifying efficient marketing and advertising channels, (ii) generating sufficient funds from our then existing operations or obtaining third-party financing or additional capital to support our business plan, (iii) the Company’s management team and its financial and accounting controls and (iv) staffing, training and retaining of skilled personnel, if any at all. Certain of these factors will be beyond the Company’s control and may be adversely affected by the economy or actions taken by competing companies. There can be no assurance that the Company will be able to execute and manage a growth strategy effectively or at all.

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5. We may not be successful in hiring technical personnel because of the competitive market for qualified technical people.

The Company’s future success depends largely on its ability to attract, hire, train and retain highly qualified technical personnel to provide the Company’s services. Competition for such personnel is intense. There can be no assurance that the Company will be successful in attracting and retaining the technical personnel it requires to conduct and expand its operations successfully and to differentiate itself from its competition. The Company’s results of operations and growth prospects could be materially adversely affected if the Company were unable to attract, hire, train and retain such qualified technical personnel.

6. Our reliance on referrals from outside contacts to develop business may not be effective.

The Company initially will rely on our president and chief executive officer, Mr. Ostashinsky, for a majority of its leads and believes that independent outside sales reps will also be an important source of sales referrals in the foreseeable future. We currently have no contracts or agreements in place with any outside sales professional. No assurances can be given that using independent outside sales reps will result in any meaningful numbers of sales leads or referrals.

7. Fluctuations in our financial results make quarterly comparisons and financial forecasting difficult.

The Company’s future or projected quarterly operating results may vary and reduced levels of earnings or losses may be experienced in one or more quarters. Fluctuations in the Company’s quarterly operating results could result from a variety of factors, including changes in the levels of revenues derived from internetworking, applications development, and managed services, the size and timing of significant project orders, changes in the mix of employee and subcontractor technicians on projects, the timing of new service offerings by the Company or its competitors, new office openings by the Company, changes in pricing policies by the Company or its competitors, market acceptance of new and enhanced services offered by the Company or its competitors, changes in operating expenses, availability of qualified technical personnel, disruptions in sources of related products and services, the effect of potential acquisitions and industry and general economic factors. The Company will have limited or no control over many of these factors. The Company’s expense levels we believe will be based upon, in part, on its expectations as to future or projected revenues. If revenue levels are below expectations, operating results are likely to be adversely affected.

Because of these fluctuations and uncertainties, our future operating results may fail to meet the expectations of investors. If this happens, any trading price of our common stock would almost certainly be materially adversely affected.

8. We may face competition from companies with significantly greater resources and name recognition.

The market in which the Company will operate has yet to form or take shape. The Company expects to face competition from new market entrants and possible alliances among competitors in the future as the equity-based crowdfunding trend continues to develop and gain momentum. Many of the Company’s potential competitors may have significantly greater financial, technical, marketing and other resources than the Company. As a result, they may be better able to respond or adapt to new or emerging technologies and changes in client requirements or to devote greater resources to the development, marketing and sales of their services than the Company. There can be no assurance that the Company will be able to compete successfully. Many potential competitors may be part of much larger companies with substantially greater financial, marketing and other resources than the Company, and there can be no assurance that the Company will be able to compete effectively against any of its future competitors.

9. There are significant potential conflicts of interest.

Our personnel will be required to commit substantial time to our affairs and, accordingly, these individual(s) (particularly our president and chief executive officer) may have conflicts of interest in allocating management time among various business activities.

We cannot provide assurances that our efforts to eliminate the potential impact of conflicts of interest will be effective.

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10. Following the effective date of our Registration Statement, of which this prospectus is a part, we will be subject to the periodic reporting requirements of Section 15(d) of the Exchange Act that will require us to incur audit fees and legal fees in connection with the preparation of such reports. These additional costs could reduce or eliminate our ability to earn a profit.

Following the effective date of our registration statement of which this prospectus is a part, we will be required to file periodic reports with the SEC pursuant to the Exchange Act and the rules and regulations promulgated thereunder. In order to comply with these requirements, our independent registered public accounting firm will have to review our financial statements on a quarterly basis and audit our financial statements on an annual basis. Moreover, our legal counsel will have to review and assist in the preparation of such reports. The costs charged by these professionals for such services cannot be accurately predicted at this time because factors such as the number and type of transactions that we engage in and the complexity of our reports cannot be determined at this time and will have a major effect on the amount of time to be spent by our auditors and attorneys. The incurrence of such costs will obviously be an expense to our operations and thus have a negative effect on our ability to meet our overhead requirements and earn a profit. We may be exposed to potential risks resulting from any new requirements under Section 404 of the Sarbanes-Oxley Act of 2002. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market ever develops, could drop significantly.

11. Our internal controls may be inadequate.

Our management is responsible for establishing and maintaining adequate internal control over our financial reporting. As defined in Exchange Act Rule 13a-15(f), internal control over financial reporting is a process designed by, or under the supervision of, the principal executive and principal financial officer and effected by the board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that:

-	pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company;

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provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and/or directors of the Company; and

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provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the financial statements.

Our internal controls may be inadequate or ineffective, as we currently have limited operation and no finance resources to invest in such controls. Since our current operation is minimal we expect the influence of that on our financial reporting is limited.

12. The costs of being a public company could result in us being unable to continue as a going concern.

As a public company, we will have to comply with numerous financial reporting and legal requirements, including those pertaining to audits, quarterly reporting and internal controls. The costs of this compliance could be significant. If our revenues are insufficient, and/or we cannot satisfy many of these costs through the issuance of our shares, we may be unable to satisfy these costs through the normal course of business which would result in our being unable to continue as a going concern.

13. Having only one director limits our ability to establish effective independent corporate governance procedures and increases the control of our president and chief executive officer.

We have only one director who also serves as our president and chief executive officer. Accordingly, we cannot establish board committees comprised of independent members to oversee functions like compensation or audit issues. In addition, currently a vote of board members is decided in favor of the chairman (who is our president, and chief executive officer), which gives him complete control over all corporate issues.

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Until we have a larger board of directors that would include some independent members, if ever, there will be limited oversight of our president and chief executive officer’s decisions and activities and little ability for minority shareholders to challenge or reverse those activities and decisions, even if they are not in the best interests of minority shareholders.

Risks Related to Our Common Stock

14. The Company is selling the shares offered in this prospectus without an underwriter and may not be able to sell all or any of the shares offered herein.

The common shares are being offered on our behalf by Mr. Ostashinsky, our president and chief executive officer, on a best-effort basis. No broker-dealer has been retained as an underwriter and no broker-dealer is under any obligation to purchase any common shares. There are no firm commitments to purchase any of the shares in this offering. Consequently, there is no guarantee that the Company, through its president and chief executive officer, is capable of selling all, or any, of the common shares offered hereby. The sale of only a small number of shares increases the likelihood of no market ever developing for our shares.

15. Since there is no minimum for our offering, if only a few persons purchase shares they will lose their money without us being even able to develop a market for our shares.

Since there is no minimum with respect to the number of shares to be sold directly by the Company in its offering, if only a few shares are sold, we will be unable to even attempt to create a public market of any kind for our shares. In such an event, it is highly likely that the entire investment of shareowners would be lost. Even if all of the shares are purchased, we could have the same result.

16. The offering price of our common stock has been determined arbitrarily.

The price of our common stock in this offering has not been determined by any independent financial evaluation, market mechanism or by our auditors, and is therefore, to a large extent, arbitrary. Our audit firm has not reviewed management’s valuation and, therefore, expresses no opinion as to the fairness of the offering price as determined by our management. As a result, the price of the common stock in this offering may not reflect the value perceived by the market. There can be no assurance that the shares offered hereby are worth the price for which they are offered and investors may, therefore, lose a portion or all of their investment.

17. Shareholders may be diluted significantly through our efforts to obtain financing and satisfy obligations through issuance of additional shares of our common stock.

We have no committed source of financing. Wherever possible, our board of directors will consider using non-cash consideration to satisfy obligations. In many instances, if used, we believe that the non-cash consideration will consist of restricted shares of our common stock. Our board of directors has authority, without action or vote of the shareholders, to issue all or part of the authorized shares (55,000,000) but unissued shares (40,000,000) assuming the sale of all shares in this offering. In addition, if a trading market develops for our common stock, we may attempt to raise capital by selling shares of our common stock, possibly at a discount to market. These actions will result in dilution of the ownership interests of existing shareholders, further dilute common stock book value, and that dilution may be material.

18. The total proceeds of the offering may be less than the estimated cost of the offering, so the Company will receive no economic benefits from the completion of the offering.

The proposed maximum aggregate proceeds of the offering ($150,000) are substantially more than the proposed costs to complete the offering ($36,000). However, if less than $36,000 is received there will be no financial benefit from the completion of the offering and we will have to pay for some of the costs of the offering from the proceeds of operations or from other sources such as loans from officer(s) or from related and unrelated parties.

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19. All of our presently issued and outstanding common shares are restricted under rule 144 of the Securities Act, as amended. When the restriction on any, or all, of these shares is lifted and the shares are sold in the open market, the price of our common stock could be adversely affected.

All of the presently outstanding shares of common stock (9,000,000) are “restricted securities” as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available. The SEC has adopted final rules amending Rule 144 which became effective on February 15, 2008. Pursuant to the new Rule 144, one year must elapse from the time a “shell company”, as defined in Rule 405, ceases to be a “shell company” and files Form 10 information with the SEC, before a restricted shareholder can resell their holdings in reliance on Rule 144. Form 10 information is equivalent to information that a company would be required to file if it were registering a class of securities on Form 10 under the Securities and Exchange Act of 1934 (the “Exchange Act”). Under the amended Rule 144, restricted or unrestricted securities, that were initially issued by a reporting or non-reporting shell company or an Issuer that has at any time previously been a reporting or non-reporting shell company as defined in Rule 405, can only be resold in reliance on Rule 144 if the following conditions are met: (1) the issuer of the securities that was formerly a reporting or non-reporting shell company has ceased to be a shell company; (2) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; (3) the issuer of the securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding twelve months (or shorter period that the Issuer was required to file such reports and materials), other than Form 8-K reports; and (4) at least one year has elapsed from the time the issuer filed the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

At the present time, the Company is classified as a “shell company” under Rule 405 of the Securities Act.

20. The interests of shareholders may be hurt because we can issue shares of our common stock to individuals or entities that support existing management with such issuances serving to enhance existing management’s ability to maintain control of our company.

Our board of directors has authority, without action or vote of the shareholders, to issue all or part of the authorized but unissued common shares. Such issuances may be issued to parties or entities committed to supporting existing management and the interests of existing management which may not be the same as the interests of other shareholders. Our ability to issue shares without shareholder approval serves to enhance existing management’s ability to maintain control of our company.

21. Currently, there is no established public market for our securities, and there can be no assurances that any established public market will ever develop or that our common stock will be quoted for trading and, even if quoted, it is likely to be subject to significant price fluctuations.

Prior to the date of this prospectus, there has not been any established trading market for our common stock, and there is currently no established public market whatsoever for our securities. We intend to seek out a market maker which will be willing to file an application with FINRA on our behalf so as to be able to quote the shares of our common stock on the one of the over-the-counter price-quotation platforms maintained by the OTC Markets Group commencing upon the effectiveness of our registration statement of which this prospectus is a part and the subsequent closing of this offering. There can be no assurance that such market maker’s application, if ever filed, will be accepted by FINRA nor can we estimate as to the time period that the application will require. We are not permitted to file such application on our own behalf. If the application is accepted, there can be no assurances as to whether

(i)	any market for our shares will develop;

(ii)	the prices at which our common stock will trade; or

(iii)

the extent to which investor interest in us will lead to the development of an active, liquid trading market. Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors.

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If we become able to have our shares of common stock quoted on one of the price-quotation platforms maintained by the OTC Markets Group, we will then try, through a broker-dealer and its clearing firm, to become eligible with the Depository Trust Company (“DTC”) to permit our shares to trade electronically. If an issuer is not “DTC-eligible,” then its shares cannot be electronically transferred between brokerage accounts, which, based on the realities of the marketplace as it exists today, means that shares of a company will not be traded (technically the shares can be traded manually between accounts, but this takes days and is not a realistic option for companies relying on broker dealers for stock transactions). What this boils down to is that while DTC-eligibility is not a requirement to be quoted on one of OTC Markets Group’s price-quotation platforms, it is however a necessity to process trades if a company’s stock is going to trade with any volume. There are no assurances that our shares will ever become DTC-eligible or, if they do, how long it will take.

In addition, our common stock is unlikely to be followed by any market analysts, and there may be few institutions acting as market makers for our common stock. Either of these factors could adversely affect the liquidity and trading price of our common stock. Until our common stock is fully distributed and an orderly market develops in our common stock, if ever, the price at which it trades is likely to fluctuate significantly. Prices for our common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for shares of our common stock, developments affecting our business, including the impact of the factors referred to elsewhere in these Risk Factors, investor perception of the Company and general economic and market conditions. No assurances can be given that an orderly or liquid market will ever develop for the shares of our common stock.

Because of the anticipated low price of the securities being registered, many brokerage firms may not be willing to effect transactions in these securities. Purchasers of our securities should be aware that any market that develops in our stock will be subject to the penny stock restrictions. See “Plan of Distribution” and Risk Factor #22 below.

22. Any market that develops in shares of our common stock will be subject to the penny stock regulations and restrictions pertaining to low priced stocks that will create a lack of liquidity and make trading difficult or impossible.

The trading of our securities, if any, will be in one of the over-the-counter price-quotation platforms maintained by the OTC Markets Group. As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the price of our securities.

Rule 3a51-1 of the Exchange Act establishes the definition of a “penny stock,” for purposes relevant to us, as any equity security that has a minimum bid price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions which are not available to us. It is likely that our shares will be considered to be penny stocks for the immediately foreseeable future. This classification severely and adversely affects any market liquidity for our common stock.

For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person’s account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

-	the basis on which the broker or dealer made the suitability determination, and

-	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

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Disclosure also has to be made about the risks of investing in penny stock in both public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Additionally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Because of these regulations, broker-dealers may not wish to engage in the above-referenced necessary paperwork and disclosures and/or may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling shareholders or other holders to sell their shares in any secondary market and have the effect of reducing the level of trading activity in any secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities, if and when our securities become publicly traded. In addition, the liquidity for our securities may decrease, with a corresponding decrease in the price of our securities. Our shares, in all probability, will be subject to such penny stock rules for the foreseeable future and our shareholders will, in all likelihood, find it difficult to sell their securities.

23. The market for penny stocks has experienced numerous frauds and abuses that could adversely impact investors in our stock.

Company management believes that the market for penny stocks has suffered from patterns of fraud and abuse. Such patterns include:

-	Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

-	Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

-	“Boiler room” practices involving high pressure sales tactics and unrealistic price projections by sales persons;

-	Excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

-

Wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

24. Any trading market that may develop may be restricted by virtue of state securities “Blue Sky” laws that prohibit trading absent compliance with individual state laws. These restrictions may make it difficult or impossible to sell shares in those states.

There is currently no established public market for our common stock, and there can be no assurance that any established public market will develop in the foreseeable future. Transfer of our common stock may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as “Blue Sky” laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. These restrictions prohibit the secondary trading of our common stock. We currently do not intend to and may not be able to qualify securities for resale in at least 17 states which do not offer manual exemptions (or may offer manual exemptions but may not offer one to us if we are considered to be a shell company at the time of application) and require shares to be qualified before they can be resold by our shareholders. Accordingly, investors should consider the secondary market for our securities to be a limited one. See also “Plan of Distribution-State Securities-Blue Sky Laws.”

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25. Our board of directors (consisting of one person, our president and chief executive officer) has the authority, without stockholder approval, to issue preferred stock with terms that may not be beneficial to common stockholders and with the ability to adversely affect stockholder voting power and perpetuate their control over us.

Our articles of incorporation allow us to issue shares of preferred stock without any vote or further action by our stockholders. Our board of directors has the authority to fix and determine the relative rights and preferences of preferred stock. Our board of directors also has the authority to issue preferred stock without further stockholder approval, including large blocks of preferred stock. As a result, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders the preferred right to our assets upon liquidation, the right to receive dividend payments before dividends are distributed to the holders of common stock and the right to the redemption of the shares, together with a premium, prior to the redemption of our common stock.

26. The ability of our founder, president, and chief executive officer to control our business may limit or eliminate minority shareholders’ ability to influence corporate affairs.

Upon the completion of this offering, our founder, president, and chief executive officer, Mr. Ostashinsky, will beneficially own an aggregate of 53.33% of our outstanding common stock assuming the sale of all shares being registered. Because of his beneficial stock ownership, Mr. Ostashinsky will be in a position to continue to elect our board of directors, decide all matters requiring stockholder approval and determine our policies. The interests of Mr. Ostashinsky may differ from the interests of other shareholders with respect to the issuance of shares, business transactions with or sales to other companies, selection of officers and directors and other business decisions. The minority shareholders would have no way of overriding decisions made by Mr. Ostashinsky. This level of control may also have an adverse impact on the market value of our shares because Mr. Ostashinsky may institute or undertake transactions, policies or programs that may result in losses, may not take any steps to increase our visibility in the financial community and/or may sell sufficient numbers of shares to significantly decrease our price per share.

27. All of our presently issued and outstanding common shares are restricted under Rule 144 of the Securities Act, as amended. When the restriction on any or all of these shares is lifted, and the shares are sold in the open market, the price of our common stock could be adversely affected.

All of the presently outstanding shares of common stock (9,00,000 shares) are “restricted securities” as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available. Rule 144 provides in essence that a person who is not an affiliate and has held restricted securities for a prescribed period of at least six (6) months if purchased from a reporting issuer or twelve (12) months (as is the case herein) if purchased from a non-reporting Company, may, under certain conditions, sell all or any of his shares without volume limitation, in brokerage transactions. Affiliates, however, may not sell shares in excess of 1% of the Company’s outstanding common stock every three months. As a result of revisions to Rule 144 which became effective on February 15, 2008, there is no limit on the amount of restricted securities that may be sold by a non-affiliate (i.e., a stockholder who has not been an officer, director or control person for at least 90 consecutive days) after the restricted securities have been held by the owner for the aforementioned prescribed period of time. A sale under Rule 144 or under any other exemption from the Act, if available, or pursuant to registration of shares of common stock of present stockholders, may have a depressive effect upon the price of the common stock in any market that may develop.

28. We do not expect to pay cash dividends in the foreseeable future.

We have never paid cash dividends on our common stock. We do not expect to pay cash dividends on our common stock at any time in the foreseeable future. The future payment of dividends directly depends upon our future earnings, capital requirements, financial requirements and other factors that our board of directors will consider. Since we do not anticipate paying cash dividends on our common stock, return on your investment, if any, will depend solely on an increase, if any, in the market value of our common stock.

29. Because we are not subject to compliance with rules requiring the adoption of certain corporate governance measures, our stockholders have limited protection against interested director transactions, conflicts of interest and similar matters.

The Sarbanes-Oxley Act of 2002, as well as rule changes proposed and enacted by the SEC, the New York and American Stock Exchanges and the Nasdaq Stock Market, as a result of Sarbanes-Oxley, require the implementation of various measures relating to corporate governance. These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities that are listed on those exchanges or the Nasdaq Stock Market. Because we are not presently required to comply with many of the corporate governance provisions and because we chose to avoid incurring the substantial additional costs associated with such compliance any sooner than legally required, we have not yet adopted these measures.

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Because none of our directors (currently one person) are independent directors, we do not currently have independent audit or compensation committees. As a result, these directors have the ability, among other things, to determine their own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest, if any, and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations.

We intend to comply with all corporate governance measures relating to director independence as and when required. However, we may find it very difficult or be unable to attract and retain qualified officers, directors and members of board committees required to provide for our effective management as a result of Sarbanes-Oxley Act of 2002. The enactment of the Sarbanes-Oxley Act of 2002 has resulted in a series of rules and regulations by the SEC that increase responsibilities and liabilities of directors and executive officers. The perceived increased personal risk associated with these recent changes may make it more costly or deter qualified individuals from accepting these roles.

30. You may have limited access to information regarding our business because our obligations to file periodic reports with the SEC could be automatically suspended under certain circumstances.

As of the effective date of our registration statement of which this prospectus is a part, we will become subject to certain informational requirements of the Exchange Act, as amended and we will be required to file periodic reports (i.e., annual, quarterly and material events) with the SEC which will be immediately available to the public for inspection and copying. In the event during the year that our registration statement becomes effective, these reporting obligations may be automatically suspended under Section 15(d) of the Exchange Act if we have less than 300 shareholders and do not file a registration statement on Form 8-A. If this occurs after the year in which our registration statement becomes effective, we will no longer be obligated to file such periodic reports with the SEC and access to our business information would then be even more restricted. After this registration statement on Form S-1 becomes effective, we may be required to deliver periodic reports to security holders as proscribed by the Exchange Act, as amended. However, we will not be required to furnish proxy statements to security holders and our directors, officers and principal beneficial owners will not be required to report their beneficial ownership of securities to the SEC pursuant to Section 16 of the Exchange Act until we have both 500 or more security holders and greater than $10 million in assets. This means that access to information regarding our business and operations will be limited.

31. As an “Emerging Growth Company” we have elected to take advantage of the benefits of an extended transition period provided by Section 7(a)(2)(B) of the Securities Act.

This election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies, and as a result of this election our financial statements may not be comparable to companies that comply with public company effective dates.

32. Serving only customers residing outside of the U.S.

We will require all potential customers wishing to gain access to potential investments presented by us to disclose their country of residence. Only those residing outside of the U.S. will be entitled to view materials regarding potential investments and participate in them. It is possible that some customers may provide untruthful information about their country of residence. We intend to take reasonable steps to strengthen the reliability of the disclosures made about the country of residence. Any such steps taken by us may be perceived as burdensome by potential customers and may cause them not to further pursue the subscription process with us.

For all of the foregoing reasons and others set forth herein, an investment in our securities in any market that may develop in the future involves a high degree of risk.

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USE OF PROCEEDS

New Leap will apply the proceeds from the offering to pay for accounting fees, legal and professional fees associated with the offering. The total estimated costs of the offering ($36,000) do not exceed the maximum amount of offering proceeds ($150,000). The estimated costs of the offering, which principally relate to professional costs, are estimated to consist of:

SEC registration Fee	$20.29
Accounting fees and expenses	$5,000
Legal fees and expenses	$25,000
Transfer agent fees	$2,000
Blue Sky fees and expenses	$2,000
Miscellaneous expenses	$2,000

Total	$36,020.29

Our CEO, Mr. Ostashinsky, will cover the accounting, transfer agent, blue sky and miscellaneous expenses related to this offering. These amounts will be added to the note the Company issued to our CEO.

Proceeds raised in this offering will be used for the following purposes in order of priority from top to bottom (the top being the first priority):

-	Cover legal fees related to this offering: $25,000
-	Expenses related to maintaining a public company: $25,000
-	Programming and graphic design of website: $20,000
-	Marketing & advertising expenses: $80,000

Shares to be offered by the Company	No. of Shares	Offering Price	Underwriting Discounts & Commissions	Proceeds to the Company
Per share	1	$0.025	$0.00	$0.025
10% of shares are sold	600,000	$15,000	$0.00	$15,000
50% of shares are sold	3,000,000	$75,000	$0.00	$75,000
75% of shares are sold	4,500,000	$112,500	$0.00	$112,500
Maximum Offering	6,000,000	$150,000	$0.00	$150,000

Shares to be Offered by the Selling Shareholder	No. of Shares	Offering Price	Underwriting Discounts & Commissions	Proceeds to the Selling Shareholders
Per share	1	$0.025	$0.00	$0.025
10% of shares are sold	100,000	$2,500	$0.00	$2,500
50% of shares are sold	500,000	$12,500	$0.00	$12,500
75% of shares are sold	750,000	$18,750	$0.00	$18,750
Maximum Offering	1,000,000	$25,000	$0.00	$25,000

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Our plans will not change regardless of whether the maximum proceeds are raised, except to the extent indicated in MD&A “Liquidity” section, first paragraph.

THE OFFERING

We will spend substantial amount in costs on this offering. We will also incur ongoing continuous costs to meet the reporting requirements of a public company. These costs may very well exceed our current or anticipated revenues, significantly. However, the Company believes that the risks are worth taking because management believes, based on its own observations which are not based on any formal studies, that potential future vendors, consultants and manufacturers will have a higher regard in providing services for a public company than a small, privately-held startup company. Management’s belief is based solely on the advice and informal consultation with various business and legal professionals who are known to us and have public company experience. These discussions have led us to believe that being a public company may afford the business (management and its shareholders) with a higher degree of recognition than would be typically attained as a small private (or non-public) company and may increase its ability and/or options to obtain financing for its growth. In addition, we believe that being a public company increases the visibility of our future opportunities to raise funds or to pay vendors by issuing restricted common stock rather than cash. We cannot predict the likelihood that our observations and conclusions about the benefits of being a public company will prove accurate or beneficial to us.

We are offering for sale a maximum of 6,000,000 shares of common stock at a fixed price of $0.025 per share. There is no minimum number of shares that must be sold by us for the offering to close, and we will retain the proceeds from the sale of any of the offered shares that are sold. The offering is being conducted on a self-underwritten, best efforts basis, which means our president, and chief executive officer, Mr. Ostashinsky, will attempt to sell the shares. This prospectus will permit our president and chief executive officer to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares that he may sell. Mr. Ostashinsky will sell the shares and intends to offer them to friends, family members and business acquaintances. In offering the securities on our behalf, Mr. Ostashinsky will rely primarily on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934. The intended methods of communication include, without limitation, telephone and personal contacts.

As discussed above in connection with New Leap selling efforts in the offering, Mr. Ostashinsky will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, as amended, but rather will rely upon the “safe harbor” provisions of Rule 3a4-1, promulgated under the Exchange Act, as amended. Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Mr. Ostashinsky is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Mr. Ostashinsky will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Ostashinsky is not, nor has he been within the past 12 months, a broker or dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Mr. Ostashinsky will continue to primarily perform duties for the Company or on its behalf otherwise than in connection with transactions in securities. Mr. Ostashinsky will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

The proceeds from the sale of the shares offered by the Company in this offering will be made payable to the Company. All subscription agreements and electronic transfers or deposits are irrevocable.

We will receive all proceeds from the sale of up to 6,000,000 shares being offered by us. No proceeds will be received by any other entity other than the Company. The price per share is fixed at $0.025 for the duration of this offering.

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All subscribed funds will be held in a noninterest-bearing account pending the completion of the offering. The offering will be completed 90 days from the effective date of this prospectus (or such earlier date when all 6,000,000 shares are sold), unless extended by our board of directors for an additional 90 or 180 days. There is no minimum number of shares that must be sold in this offering. All subscription agreements and electronic transfers or deposits for payment of shares are irrevocable (except as to any states that require a statutory cooling-off period or rescission right).

We will have shares of common stock purchased in this offering recorded in book-entry format with the Company’s transfer agent under the names of the purchasers approximately 30 days after the close of the offering or as soon thereafter as practicable.

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 5 business days.

The offering may terminate on the earlier of:

i. The date when the sale of all 6,000,000 shares is completed, or

ii. 90 days from the effective date of this document or any extension thereto

The offering price of the common stock has been determined arbitrarily and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings or net worth.

The purchase of the common stock in this offering involves a high degree of risk. The common stock offered in this prospectus is for investment purposes only, and currently no market for our common stock exists. Even if we find a market maker willing to file a Rule 211 application with FINRA in order to apply for the inclusion of our common stock in one of the over-the-counter price-quotation platforms maintained by the OTC Markets Group, such efforts may not be successful, and our shares may never be quoted and owners of our common stock may not have a market in which to sell their shares. Also, no estimate may be given as to the time that this application process may require.

If we become able to have our shares of common stock quoted on one of the over-the-counter price-quotation platforms maintained by the OTC Markets Group, we will then try, through a broker-dealer and its clearing firm, to become eligible with the DTC to permit our shares to be traded electronically. If an issuer is not “DTC-eligible,” its shares cannot be electronically transferred between brokerage accounts, which, based on the realities of the marketplace as it exists today, means that shares of an issuer will not be able to be traded (technically the shares can be traded manually between accounts, but this may take days and is not a realistic option for issuers relying on broker-dealers for stock transactions). What this boils down to is that while DTC-eligibility is not a requirement to be quoted on one of OTC Markets Group’s price-quotation platforms, it is however a necessity to process trades if a company’s stock is going to trade with any volume. There are no assurances that our shares will ever become DTC-eligible or, if they do, how long it may take.

Please refer to the sections of this prospectus entitled “Risk Factors” and “Dilution” before making an investment in the common stock of the Company.

DETERMINATION OF OFFERING PRICE

The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, any historical earnings or net worth. In determining the offering price, management considered such factors as the prospects, if any, for similar companies, anticipated results of operations, present financial resources and the likelihood of acceptance of this offering. No valuation or appraisal has been prepared for our business. We cannot assure you that a public market for our securities will develop or continue or that the securities will ever trade at a price higher than the offering price.

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DILUTION

“Dilution” represents the difference between the offering price of the shares of common stock hereby being offered and the net book value per share of common stock immediately after completion of this offering. “Net book value” is the amount that results from subtracting total liabilities from total assets. In this offering, the level of dilution is increased as a result of the relatively low net book value of our issued and outstanding common stock. Assuming all of the shares of common stock offered herein are sold, the purchasers in this offering may lose the entire value of their shares purchased in that each purchased share may have a negative net book value if we raise less proceeds than the cost of this offering. Net book value of existing shareholders’ shares will also decrease if the costs exceed the proceeds received from this offering.

The following table illustrates the dilution to the purchasers of the common stock in this offering (as of June 30, 2017):

	Assuming the Sale of:
	1,200,000 shares	6,000,000 shares
Offering Price Per Share	$0.025	$0.025

Book Value Per Share Before the Offering	$(0.0028)	$(0.0028)

Book Value Per Share After the Offering	$0.0005	$0.0083

Net Increase to Original Shareholders	$0.0033	$0.0011

Decrease in Investment to New Shareholders	$(0.0245)	$(0.0167)

Dilution to New Shareholders (%)	87.38%	61.6%

The following table summarizes the number and percentage of shares purchased, the amount and percentage of consideration paid and the average price per share paid by our existing stockholders and by new investors in this offering:

	Price per share	No. of shares sold	% of ownership	Consideration paid
6,000,000 shares sold
Existing shareholder	$0.001	9,000,000	100%	$9,000
Investors in this offering	$0.025	6,000,000	60%	$150,000
1,200,000 shares sold
Existing shareholder	$0.001	9,000,000	100%	$9,000
Investors in this offering	$0.025	1,200,000	88.24%	$30,000

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DIVIDEND POLICY

We have never paid cash or any other form of dividend on our common stock, and we do not anticipate paying cash dividends in the foreseeable future. Moreover, any future credit facilities might contain restrictions on our ability to declare and pay dividends on our common stock. We plan to retain all earnings, if any, for the foreseeable future for use in the operation of our business and to fund the pursuit of future growth. Future dividends, if any, will depend on, among other things, our results of operations, capital requirements and on such other factors as our board of directors, in its discretion, may consider relevant.

MARKET FOR SECURITIES

There is no established public market for our common stock, and a public market may never develop. We will seek out a market maker willing to file an application with FINRA so as to be able to quote the shares of our common stock on the OTC Markets maintained by the OTC Markets Group commencing upon the effectiveness of our registration statement of which this prospectus is a part and the subsequent closing of this offering. There can be no assurance as to whether such market maker’s application will be accepted by FINRA nor can we estimate the time period that will be required for the application process. Even if our common stock were quoted in a market, there may never be substantial activity in such market. If there is substantial activity, such activity may not be maintained, and no prediction can be made as to what prices may prevail in such market.

If we become able to have our shares of common stock quoted on the OTC Markets, we will then try, through a broker-dealer and its clearing firm, to become eligible with the DTC to permit our shares to be traded electronically. If an issuer is not “DTC-eligible,” its shares cannot be electronically transferred between brokerage accounts, which, based on the realities of the marketplace as it exists today (especially the OTC Markets), means that shares of an issuer will not be able to be traded (technically the shares can be traded manually between accounts, but this may take days and is not a realistic option for issuers relying on broker-dealers for stock transactions - like all the companies on the OTC Markets). What this boils down to is that while DTC-eligibility is not a requirement to trade on the OTC Markets, it is however a necessity to efficiently process trades on the OTC Markets if a company’s stock is going to trade with any volume. There are no assurances that our shares will ever become DTC-eligible or, if they do, how long it may take.

We do not have common stock or equity subject to outstanding options or warrants to purchase or securities convertible into our common stock or equity. Also, 100% of our outstanding shares of common stock are held by Mr. Ostashinsky, our founder, president and chief executive officer (9,000,000 shares). In general, under Rule 144, a holder of restricted common shares who is an affiliate at the time of the sale or any time during the three months preceding the sale can resell shares, subject to the restrictions described below.

If we become a public reporting company under the Exchange Act for at least 90 days immediately before the sale, then at least six months must have elapsed since those shares were acquired from us or an affiliate, and we must remain current in our filings for an additional period of six months; in all other cases, at least one year must have elapsed since the shares were acquired from us or an affiliate.

The number of shares sold by such person (an affiliate) within any three-month period cannot exceed the greater of:

-	1% of the total number of our common shares then outstanding; or

-

The average weekly trading volume of our common shares during the four calendar weeks preceding the date on which notice on Form 144 with respect to the sale is filed with the SEC (or, if Form 144 is not required to be filed, then four calendar weeks preceding the date the selling broker receives the sell order) (This condition is not currently available to the Company because its securities do not trade on a recognized exchange).

Conditions relating to the manner of sale, notice requirements (filing of Form 144 with the SEC) and the availability of public information about us must also be satisfied.

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All of the presently outstanding shares of our common stock are “restricted securities” as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available. The SEC has adopted final rules amending Rule 144 which have become effective on February 15, 2008. Pursuant to the new Rule 144, one year must elapse from the time a “shell company,” as defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act, ceases to be a “shell company” and files a Form 8-K addressing Item 5.06 with such information as may be required in a Form 10 Registration Statement with the SEC, before a restricted shareholder can resell their holdings in reliance on Rule 144. The Form 10 information or disclosure is equivalent to the information that a company would be required to file if it were registering a class of securities on Form 10 under the Exchange Act. Under amended Rule 144, restricted or unrestricted securities that were initially issued by a reporting or non-reporting shell company or a company that was at anytime previously a reporting or non-reporting shell company, can only be resold in reliance on Rule 144 if the following conditions are met:

1) the issuer of the securities that was formerly a reporting or non-reporting shell company has ceased to be a shell company;

2) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

3) the issuer of the securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding twelve months (or shorter period that the Issuer was required to file such reports and materials), other than Form 8-K reports; and

4) at least one year has elapsed from the time the issuer filed the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

At the present time, we are classified as a “shell company” under Rule 405 of the Securities Act Rule 12b-2 of the Exchange Act.

Current Public Information

In general, for sales by affiliates and non-affiliates, the satisfaction of the current public information requirement depends on whether we are a public reporting company under the Exchange Act:

-

If we have been a public reporting company for at least 90 days immediately before the sale, then the current public information requirement is satisfied if we have filed all periodic reports (other than Form 8-K) required to be filed under the Exchange Act during the 12 months immediately before the sale (or such shorter period as we have been required to file those reports).

-

If we have not been a public reporting company for at least 90 days immediately before the sale, then the requirement is satisfied if specified types of basic information about us (including our business, management and our financial condition and results of operations) are publicly available.

However, no assurance can be given as to:

-	the likelihood of a market for our common shares developing,

-	the liquidity of any such market,

-	the ability of the shareholders to sell the shares, or

-	the prices that shareholders may obtain for any of the shares.

No prediction can be made as to the effect, if any, that future sales of shares or the availability of shares for future sale will have on the market price prevailing from time to time. Sales of substantial amounts of our common shares, or the perception that such sales could occur, may adversely affect prevailing market prices of the common shares.

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NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain matters discussed herein are forward-looking statements. Such forward-looking statements contained in this prospectus which is a part of our registration statement involve risks and uncertainties, including statements as to:

-	our future operating results;

-	our business prospects;

-	any contractual arrangements and relationships with third parties;

-	the dependence of our future success on the general economy;

-	any possible financings; and

-	the adequacy of our cash resources and working capital.

These forward-looking statements can generally be identified as such because the context of the statement will include words such as we “believe,” “anticipate,” “expect,” “estimate” or words of similar meaning. Similarly, statements that describe our future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties which are described in close proximity to such statements and which could cause actual results to differ materially from those anticipated as of the date of this prospectus. Shareholders, potential investors and other readers are urged to consider these factors in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included herein are only made as of the date of this prospectus, and we undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Operations

New Leap, Inc., a Delaware corporation, (“New Leap” “Company” “we,” “us,” or “our”) was incorporated on June 1, 2017. Most of the activity through June 30, 2017 involved incorporation efforts and preparation for this Offering.

We are a development stage company and have extremely limited financial resources. We have not established a source of equity or debt financing. Our financial statements include a note emphasizing the uncertainty of our ability to remain a going concern.

Results from Operations

Selling, General and Administrative Expenses

Selling, general and administrative expenses were $37,455 for the period from June 1, 2017 (inception) to June 30, 2017. The expenses consisted primarily of legal fees.

Liquidity

Our CEO, Mr. Ostashinsky, will cover the accounting, transfer agent, blue sky and miscellaneous expenses related to this offering. These amounts will be added to the note the Company issued to our CEO.

Currently, most of our resources and work have been devoted to planning our business and completing our registration statement. We believe that the work needed to initiate and complete an initial version of our website, attract developers, and initiate our marketing plans, will be approximately $150,000 if outside contractors and experts are used.

Following are our approximate specific cash requirements for the next twelve months:

-	Cover legal fees related to this offering: $25,000
-	Expenses related to maintaining a public company: $25,000
-	Programming and graphic design of website: $20,000
-	Marketing & advertising expenses: $80,000

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If we are able to use internal resources only (primarily consisting of the services of our president and chief executive officer), the process will take much longer. Our goal would be to have a comprehensive corporate website up and running within one year, but there is no way of estimating what the likelihood of achieving that goal would be.

Private capital, if sought, we believe will be sought from former business associates of our president and chief executive officer or through private investors referred to us by those same business associates.

If a market for our shares ever develops, of which there can be no assurances, we may use restricted shares of our common stock to compensate employees/consultants and independent contractors wherever possible. We cannot predict the likelihood or source of raising capital or funds that may be needed to complete the development of our business plan.

We have embarked upon an effort to become a public company and, by doing so, have incurred and will continue to incur additional significant expenses for legal, accounting and related services. Once we become a public entity, subject to the reporting requirements of the Exchange Act of 1934, we will incur ongoing expenses associated with professional fees for accounting, legal and a host of other expenses including annual reports and proxy statements, if required. We estimate that these costs will range up to $25,000 per year over the next few years and may be significantly higher if our business volume and transactional activity increases but should be lower during our first year of being public because our overall business volume (and financial transactions) will be lower, and we will not yet be subject to the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 until we exceed $75 million in market capitalization (if ever). These obligations will certainly reduce our ability and resources to expand our business plan and activities. We hope to be able to use our status as a public company to increase our ability to use noncash means of settling outstanding obligations (i.e. issuance of restricted shares of our common stock) and compensate independent contractors who provide professional services to us, although there can be no assurances that we will be successful in any of these efforts. We will also reduce compensation levels paid to management (if we attract or retain outside personnel to perform this function) if there is insufficient cash generated from operations to satisfy these costs.

There are no current plans to seek private investment. We do not have any current plans to raise funds through the sale of securities except as set forth herein. We hope to be able to use our status as a public company to enable us to use non-cash means of settling obligations and compensate persons and/or firms providing services to us, although there can be no assurances that we will be successful in any of those efforts. However, these actions, if successful, will result in dilution of the ownership interests of existing shareholders, may further dilute common stock book value, and that dilution may be material. Such issuances may also serve to enhance existing management’s ability to maintain control of the Company because the shares may be issued to parties or entities committed to supporting existing management. The Company may offer shares of its common stock to settle a portion of the professional fees incurred in connection with its registration statement. No negotiations have taken place with any professional and no assurances can be made as to the likelihood that any professional will accept shares in settlement of obligations due to them.

As of June 30, 2017 we owed $25,000 in connection with professional services related to this offering. There are no other significant liabilities at June 30, 2017.

Recently Issued Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

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Critical Accounting Policies

The preparation of financial statements and related notes requires us to make judgments, estimates, and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses, and related disclosure of contingent assets and liabilities.

An accounting policy is considered to be critical if it requires an accounting estimate to be made based on assumptions about matters that are highly uncertain at the time the estimate is made, and if different estimates that reasonably could have been used, or changes in the accounting estimates that are reasonably likely to occur periodically, could materially impact the financial statements.

Financial Reporting Release No. 60 requires all companies to include a discussion of critical accounting policies or methods used in the preparation of financial statements. There are no critical policies or decisions that rely on judgments that are based on assumptions about matters that are highly uncertain at the time the estimate is made. Note 2 to the financial statements, included elsewhere in this prospectus, includes a summary of the significant accounting policies and methods used in the preparation of our financial statements.

Seasonality

We have not noted a significant seasonal impact in our business (or businesses like ours) although having just commenced operations it is too early to tell.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements, as defined in Item 303(a)(4)(ii) of Regulation S-K, obligations under any guarantee contracts or contingent obligations. We also have no other commitments, other than the costs of being a public company that will increase our operating costs or cash requirements in the future.

DESCRIPTION OF BUSINESS

Company Overview

We are an emerging growth company as defined in Section 2(a)(19) of the Securities Act. We will continue to be an emerging growth company until: (i) the last day of our fiscal year during which we had total annual gross revenues of $1,070,000,000 or more; (ii) the last day of our fiscal year following the fifth anniversary of the date of the first sale of our common stock pursuant to an effective registration statement under the Securities Act; (iii) the date on which we have, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or (iv) the date on which we are deemed to be a large accelerated filer, as defined in Section 12b-2 of the Exchange Act.

As an emerging growth company, we are exempt from:

Section 14A (a) and (b) of the Exchange Act, which requires companies to hold stockholder advisory votes on executive compensation and golden parachute compensation;

The requirement to provide in any registration statement periodic report or other report to be filed with the Securities and Exchange Commission, certain modified executive compensation disclosure under Item 402 of Regulation S-K or selected financial data under Item 301 of Regulation S-K for any period before the earliest audited period presented in our initial registration statement;

Compliance with new or revised accounting standards until those standards are applicable to private companies;

The requirement under Section 404(b) of the Sarbanes-Oxley Act of 2002 to provide auditor attestation of our internal controls and procedures; and

Any Public Company Accounting Oversight Board (“PCAOB”) rules regarding mandatory audit firm rotation, or an expanded auditor report and any other PCAOB rules subsequently adopted, unless the Securities and Exchange Commission determines the new rules are necessary for protecting the public.

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We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the Jumpstart Our Business Startups Act.

New Leap was incorporated in Delaware on June 1, 2017. Most of the activity through June 30, 2017 involved incorporation efforts and preparation for this Offering.

We are a development stage company and have limited financial resources. We have not established a source of equity or debt financing. Our financial statements include a note emphasizing the uncertainty of our ability to remain a going concern.

New Leap focuses on an online market and community connecting private U.S. companies and companies which are publicly traded in the U.S. (both U.S. and foreign incorporated) with potential investors from all over the world, except for U.S. residents. The goal is to provide these companies with exposure to as many potential investors from outside the U.S. as possible, while providing those potential investors with different investment opportunities in the foregoing companies. Potential investors will be able to click on any company they would like to know more about and get access to its marketing information and legal and financial disclosures.

New Leap plans to match up potential investors from all over the world, except for U.S. residents with private U.S. companies and companies which are publicly traded in the U.S. (both U.S. and foreign incorporated). The goal is to use the crowdfunding trend in order to make private investments in such companies more accessible to non-U.S. investors on one hand and allow easier access to capital for these companies on the other. We will not allow U.S. persons access to the materials presented by the companies offering their securities on our website. Anyone trying to gain access to the offering materials posted on our website will first need to fill out a questionnaire which will include a question about the country of residence. Anyone answering “U.S.A” or any of its states will be prohibited from gaining access to the page showing the offering materials of the presenting companies. We intend to start developing a website following completion of this offering. For this purpose our intention is to use a third party vendor which can provide both design and programming services.

All securities will bear a legend indicating that the securities are “restricted securities” and may not be sold in the U.S. absent an effective registration statement under the Securities Act covering the resale of such securities or an available exemption from such registration requirement.

New Leap will keep a complete audit trail of investments in the companies presenting on its website. Funds committed for an investment will be kept in an escrow account until the company’s funding goal is reached. Upon reaching such goal, funds will be transferred from the escrow account to the company’s bank account while simultaneously stock certificates will be delivered to the investors. Should the funding goal not be reached until the deadline of the offering, funds would immediately be returned to the investors.

Business Model

New Leap has two revenue models: Transaction Success Fees and Advertising Fees.

Transaction Revenue Model

New Leap’s web platform would be designed to allow a meet up between potential interested investors and U.S. private companies and companies which are publicly traded in the U.S. (both U.S. and foreign incorporated) looking to raise funds via equity-based crowdfunding. Such companies interested in using our platform for such purpose will post their offering materials on our website so that potential investors having access to the website could review them and decide whether they are interested in participating in the offering by making an investment. We will receive a certain percentage ranging between 5% to 10% as a transaction success fee for each fundraising campaign that reaches its funding goal. This certain percentage will be applied to the total amount raised and will be paid out of the escrow account immediately upon completion of a transaction. We will be entitled to a transaction success fee only for fundraising campaigns that reach their funding goals as such goals are set by the companies launching these campaigns. We will not employ tiered funding goals.

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Advertising Revenue Model

New Leap would also consider allowing advertising on its website. We expect that if we will manage to generate meaningful traffic to our website, various market participants will be interested in exploring advertising opportunities with us.

Marketing & Growth Strategy

New Leap will grow the pool of companies looking to utilize its platform for equity-based crowdfunding by talking with, and presenting the opportunity to, startups and early stage companies as well as small more mature companies which need additional funds for growth, expansion and acquisitions. New Leap will grow its pool of potential investors looking to explore the investment opportunities presented on our website by advertising on economic portals which are widely followed by retail investors. New Leap will look for other channels for exposure such as writing columns about equity-based crowdfunding on widely-spread financial newspapers and websites.

Market Overview

Equity-based crowdfunding refers to the pooling of small capital investments from a large number of investors to finance a new or expanding business venture. In return, those investors receive a small stake in the company and expect to earn a profit if the company succeeds. The concept of crowdfunding is not new. Charities, social groups, churches and non-profit organizations have raised funds using similar methods for many years. Websites such as Kickstarter and Indiegogo brought crowdfunding to the internet by allowing startup companies and entrepreneurs to accept monetary “donations” from project “backers.” The difference between these crowdfunding campaigns and those targeted by New Leap, however, is that investors using New Leap’s web platform will be able to purchase a security interest in the company in which they are investing.

The equity-based crowdfunding contemplated by New Leap will be made under Regulation S (Rules 901-905 of the Securities Act of 1933, as amended).

Competition

We are currently not aware of other crowdfunding platforms focused on Regulation S offerings of securities. However, we consider U.S. investment-based crowdfunding platforms, which present companies offering securities based on Rule 506(c), Section 4(a)(6) and Regulation A+ of the Securities Act of 1933, as amended to be competitors to some extent.

Regulatory Environment

The enactment of the JOBS Act in 2012 led to numerous regulatory changes that support investment-based crowdfunding in the U.S. Since New Leap, however, plans to provide a web platform for securities offerings to be made outside the U.S., it will not have companies using its services rely on these post-JOBS Act regulatory changes, but rather rely on Regulation S, which excludes securities offerings made outside the U.S. from the purview of the registration requirements of Section 5 under the Securities Act of 1933, as amended. Companies using our web platform will be required, however, to meet the requirements of Regulation S promulgated under the Securities Act of 1933, as amended.

Our Plan

Our plan to continue as a going concern is to reach the point where we begin generating sufficient revenues from our services to meet our obligations on a timely basis. We may not be able to finish the development of our online portal in the future because of a lack of available funds or financing to do so. In order for us to develop our portal and set up effective marketing channels, we must be able to secure the necessary financing. In the early stages of our operations, we will continue to keep costs to a minimum. The cost to develop our business plan as currently outlined in the next 12 months will be approximately $150,000. We have no established current sources of funds to undertake the business plan as outlined. Until we obtain funding, if ever, we will keep our operating costs as low as possible with our president and chief executive officer providing substantially all of the work on his own without any cash compensation. If we are unable to obtain adequate funding or financing, the Company faces the ultimate likelihood of business failure. There are no assurances that we will be able to raise any funds or establish any financing program for the Company’s growth.

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The following outlines the stages that we expect to encounter and necessary funding needed for each stage.

Stage One (Months 1 – 6) ($20,000 est. costs)

-	Build our website using software programmer/s and graphic designer/s.

Stage Two (Months 6 -12) ($80,000 est. costs)

-	Start engaging in marketing and advertising activities, attending and sponsoring crowdfunding, micro-cap and small-cap events and conferences, meeting with startup companies, startup incubators, publicly-traded companies and potential investor groups/clubs potentially interested in equity-based crowdfunding.

The stages mentioned above are predicated upon the Company obtaining the necessary financing either through equity or debt financing. If we are not able to obtain the necessary levels of financing as determined by the above stages, we will not be able to meet or achieve any of the time-line objectives. In that case the Company will be forced to proceed on a piecemeal basis using primarily the services of our president and chief executive officer and limited use of outside contractors when and if limited funds are obtained. There is no realistic way to predict the timing or completion in that scenario.

Most, if not all, of the above mentioned planned actions will be predicated on the Company obtaining the necessary financing to accomplish these steps. If financing is not available on terms reasonable to the Company and its shareholders, then the progression steps of this business plan will not occur as planned and may never occur.

Without additional financing we will not be able to pursue our business plan and the Company may fail entirely.

We currently have no additional sources of financing and no commitments for financing. If we do not receive any funding or financing, our business is likely to be maintained with limited operations for at least the next 12 months because our president and chief executive officer will continue providing his professional services without current compensation. We do not currently have a formal agreement in place with our president and chief executive officer covering this period; however, our president and chief executive officer’s current plan is to do substantially all administrative and planning work as well as marketing work on his own without cash compensation while he seeks other sources of funding for the Company. B F Borgers CPA PC, our independent registered public accounting firm, which audited our financial statements as of June 30, 2017 and for the period then ended, has raised substantial doubt about our ability to continue as a going concern. Therefore, it is possible that even if we keep costs to a minimum we may not be able to continue operations for the next 12 months.

Other

As a corporate policy, we will not incur any cash obligations that we cannot satisfy with known resources, of which there are currently none except as described in “Liquidity” below and/or elsewhere in this prospectus. We believe that the perception that many people have of a public company make it more likely that they will accept restricted securities from a public company as consideration for indebtedness to them than they would from a private company. We have not performed any studies of this matter. Our conclusion is based on our own observations. However, there can be no assurances that we will be successful in any of those efforts even if we become a public entity. Additionally, the issuance of restricted shares will dilute the percentage of ownership interest of our stockholders.

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Intellectual Property

We have no patents or trademarks.

Employees

As of June 30, 2017, we had one employee which serves as our president, and chief executive officer, Mr. Ostashinsky. During calendar year ending December 31, 2017 (dependent on financing and available working capital), Mr. Ostashinsky will devote at least ten (10) hours a week to us and may increase the number of hours as necessary. Mr. Ostashinsky is under no contractual agreement with the Company. However, our president, and chief executive officer’s current plan is to provide all administrative and planning work as well as initial marketing efforts on his own without any cash compensation while he seeks other sources of funding for the Company and its business plan.

Property

Our office and mailing address is 8 Derech Hameshi St., Ganne Tiqwa, Israel 5591179. The space is provided to us by Mr. Ostashinsky, who incurs no incremental costs as a result of our using the space. Therefore, he does not charge us for its use. There is no written lease agreement. The current use of the space property is minimal.

Litigation

We are not party to any pending, or to our knowledge, threatened litigation of any type.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our management consists of:

Name	Age	Title
Itzhak Ostashinsky	65	President, CEO, CFO, Secretary, Treasurer, Director

Itzhak Ostashinsky – Mr. Itzhak Ostashinsky has served as Chief Executive Officer, Chief Financial Officer, President, Secretary and Treasurer of New Leap since inception. He oversees operations, accounting and financial aspects of the company to accomplish strategic, marketing and visionary actions. For more than 20 years Mr. Ostashinsky served in various key positions in the insurance industry in Israel. Having served as the CEO of an Israeli insurance company and as a deputy CEO of two other Israeli insurance companies, Mr. Ostashinsky gained meaningful top-level experience in management, marketing, business development and investments. In addition, Mr. Ostashinsky led a group of investors in three different investments in Israeli biotechnology and medical device startups. In the past 5 years Mr. Ostashinsky was an independent consultant providing marketing and business development consulting services and a director and officer of Crowd 4 Seeds, Inc., a company non-affiliated with us, involved in the crowdfunding business. Mr. Ostashinsky holds a B.A. in Business Administration from Bar-Ilan University, Israel. Given Mr. Ostashinsky’s top-level experience in management, marketing, business development and investments we concluded that he is suitable for serving as a director of the Company.

Possible Potential Conflicts

The OTC Markets on which we plan to have our shares of common stock quoted does not currently have any director independence requirements.

No member of management will be required by us to work on a full time basis. Accordingly, certain conflicts of interest may arise between us and our officer(s) and director(s) in that they may have other business interests in the future to which they devote their attention, and they may be expected to continue to do so although management time must also be devoted to our business. As a result, conflicts of interest may arise that can be resolved only through their exercise of such judgment as is consistent with each officer’s understanding of his/her fiduciary duties to us.

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Currently we have only one officer and one director (both of whom are the same person), and will seek to add additional officer(s) and/or director(s) as and when the proper personnel are located and terms of employment are mutually negotiated and agreed, and we have sufficient capital resources and cash flow to make such offers.

We cannot provide assurances that our efforts to eliminate the potential impact of conflicts of interest will be effective.

Board of Directors

All directors will hold office until their successors are elected. All officers are appointed by the board of directors and will serve at the discretion of the board. Currently, directors receive no compensation for their role as directors but may receive compensation for their role as officers.

Itzhak Ostashinsky, our president and chief executive officer is currently the only director in the Company.

Involvement in Certain Legal Proceedings

Except as described below, during the past ten years, no present director, executive officer or person nominated to become a director or an executive officer of New Leap:

1.

had a petition under the federal bankruptcy laws or any state insolvency law filed by or against, or a receiver, fiscal agent or similar officer appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

2.	was convicted in a criminal proceeding or subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.

was subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining his from or otherwise limiting his involvement in any of the following activities:

i.

acting as a futures commission merchant, introducing broker, commodity trading advisor commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii.	engaging in any type of business practice; or

iii.	engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws; or

4.

was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of an federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (3) (i), above, or to be associated with persons engaged in any such activity; or

5.

was found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and for which the judgment has not been reversed, suspended or vacated.

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Committees of the Board of Directors

Concurrent with having sufficient members and resources, New Leap’s board of directors will establish an audit committee and a compensation committee. We believe that we will need a minimum of five directors to have effective committee systems. The audit committee will review the results and scope of the audit and other services provided by the independent auditors and review and evaluate the system of internal controls. The compensation committee will manage any stock option plan we may establish and review and recommend compensation arrangements for the officers. No final determination has yet been made as to the memberships of these committees or when we will have sufficient members to establish committees. See “Executive Compensation” hereinafter.

All directors will be reimbursed by New Leap for any expenses incurred in attending directors’ meetings provided that New Leap has the resources to pay these fees. New Leap will consider applying for officers and directors liability insurance at such time when it has the resources to do so.

Summary Executive Compensation Table

The following table shows, for the period from June 1, 2017 (inception) to June 30, 2017, compensation awarded to or paid to, or earned by, our Chief Executive Officer (the “Named Executive Officer”).

SUMMARY COMPENSATION TABLE

Name & Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non- equity incentive plan compensation ($)	Non- qualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Itzhak Ostashinsky CEO, CFO & Director	2017	-	-	-	-	-	-	-	-

There is no formal employment arrangement with Mr. Ostashinsky at this time. Mr. Ostashinsky’s compensation has not been fixed or based on any percentage calculations. He will make all decisions determining the amount and timing of his compensation and, for the immediate future, has elected not to receive any compensation which permits us to meet our financial obligations. Mr. Ostashinsky’s compensation amount may be formalized if and when the Company completes this offering and obtains any future financing beyond the offering.

Grants of Plan-Based Awards Table

None of our named executive officers received any grants of stock, option awards or other plan-based awards during the period ended June 30, 2017 except as stated above. The Company has no activity with respect to these awards.

Options Exercised and Stock Vested Table

None of our named executive officers exercised any stock options, and no restricted stock units, if any, held by our named executive officers vested during the period ended June 30, 2017. The Company has no activity with respect to these awards.

Outstanding Equity Awards at Fiscal Year-End Table

None of our named executive officers had any outstanding stock or option awards as of June 30, 2017 that would be compensatory to the officer. The Company has not issued any awards to its named executive officers. The Company and its Board of Directors may grant awards as it sees fit to its employees as well as key consultants.

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PRINCIPAL SHAREHOLDERS

As of June 30, 2017, we had 9,000,000 shares of common stock outstanding which are all held by Itzhak Ostashinsky, our president and chief executive officer. The chart below discloses those persons known by the board of directors to have, or claim to have, beneficial ownership of more than 5% of the outstanding shares of our common stock as of June 30, 2017; of all directors and executive officers of New Leap; and of our directors and officers as a group.

Percent of Common Stock Owned

Name	Number of shares (1)	Prior to offering (1)	Assuming 1,000,000 shares are sold (1)	Assuming maximum offering is sold (1)
Itzhak Ostashinsky	9,000,000	100%	90%	53.33%
All officers and directors as a group (one person)	9,000,000	100%	90%	53.33%

_________

(1)	The percent of common stock owned is calculated using the sum of (A) the number of shares of common stock owned and (B) the number of warrants and options of the Beneficial Owner that are exercisable within 60 days, as the numerator, and the sum of (C) the total number of shares of common stock outstanding and the number of warrants and options of the Beneficial Owner that are exercisable within 60 days, as the denominator.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The only promoter of New Leap would be Mr. Ostashinsky, president, chief executive officer, and principal financial officer. We issued a note to our CEO, Mr. Ostashinsky for costs covered by our CEO for the benefit of the Company. As of October 16, 2017 the amount under the note was $4,960. Additional amounts paid by Itzhak for the benefit of the Company will be added to this note. The note bears no interest and is payable on demand. Further, we engaged the legal services of attorney Lior Ostashinsky, the son of our CEO, in connection with this registration statement. This engagement is for an amount of $25,000.

Our office and mailing address is 8 Derech Hameshi St., Ganne Tiqwa, Israel 5591179. The space is provided to us by Mr. Ostashinsky. Mr. Ostashinsky incurs no incremental costs as a result of our using the space. Therefore, he does not charge us for its use. There is no written lease agreement.

DESCRIPTION OF CAPITAL STOCK

Introduction

We were incorporated under the laws of the State of Delaware on June 1, 2017. New Leap is authorized to issue 50,000,000 shares of common stock and 5,000,000 shares of preferred stock.

Preferred Stock

Our certificate of incorporation authorizes the issuance of 5,000,000 shares of preferred stock with designations, rights and preferences determined from time to time by our board of directors. No shares of preferred stock have been designated, issued or were outstanding as of June 30, 2017. Accordingly, our board of directors is empowered, without stockholder approval, to issue up to 5,000,000 shares of preferred stock with voting, liquidation, conversion, or other rights that could adversely affect the rights of the holders of the common stock. Although we have no present intention to issue any shares of preferred stock, there can be no assurance that we will not do so in the future.

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Among other rights, our board of directors may determine, without further vote or action by our stockholders:

•	the number of shares and the designation of the series;
•	whether to pay dividends on the series and, if so, the dividend rate, whether dividends will be cumulative and, if so, from which date or dates, and the relative rights of priority of payment of dividends on shares of the series;
•	whether the series will have voting rights in addition to the voting rights provided by law and, if so, the terms of the voting rights;
•	whether the series will be convertible into or exchangeable for shares of any other class or series of stock and, if so, the terms and conditions of conversion or exchange;
•	whether or not the shares of the series will be redeemable and, if so, the dates, terms and conditions of redemption and whether there will be a sinking fund for the redemption of that series and, if so, the terms and amount of the sinking fund; and
•	the rights of the shares of the series in the event of our voluntary or involuntary liquidation, dissolution or winding up and the relative rights or priority, if any, of payment of shares of the series.

We presently do not have plans to issue any shares of preferred stock. However, preferred stock could be used to dilute a potential hostile acquirer. Accordingly, any future issuance of preferred stock or any rights to purchase preferred shares may have the effect of making it more difficult for a third party to acquire control of us. This may delay, defer or prevent a change of control in our Company or an unsolicited acquisition proposal. The issuance of preferred stock also could decrease the amount of earnings attributable to, and assets available for distribution to, the holders of our common stock and could adversely affect the rights and powers, including voting rights, of the holders of our common stock.

Common Stock

Our certificate of incorporation authorizes the issuance of 50,000,000 shares of common stock. There are 9,000,000 shares of our common stock issued and outstanding at June 30, 2017 that is held by our president and chief executive officer. All holders of our common stock:

•	have equal ratable rights to dividends from funds legally available for payment of dividends when, as and if declared by the board of directors;
•	are entitled to share ratably in all of the assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;
•	do not have preemptive, subscription or conversion rights, or redemption or access to any sinking fund; and
•	are entitled to one non-cumulative vote per share on all matters submitted to stockholders for a vote at any meeting of stockholders

See also Plan of Distribution regarding negative implications of being classified as a “Penny Stock.”

Authorized but Unissued Capital Stock

Delaware law does not require stockholder approval for any issuance of authorized shares. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital or to facilitate corporate acquisitions.

One of the effects of the existence of un-issued and unreserved common stock (and/or preferred stock) may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our board by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the stockholders of opportunities to sell their shares of our common stock at prices higher than prevailing market prices.

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Shareholder Matters

As an issuer of “penny stock” the protection provided by the federal securities laws relating to forward looking statements does not apply to us if our shares are considered to be penny stocks which they currently are and probably will be for the foreseeable future. Although the federal securities law provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor protection in the event of any claim that the material provided by us, including this prospectus, contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading.

A shareholder does not have the right to dissent with respect to any plan of merger or exchange, if the shares held by the shareholder are part of a class of shares which are:

•	listed on a national securities exchange,
•	included in the national market system by the Financial Industry Regulatory Authority (“FINRA”), or
•	held of record by not less than 2,000 holders.

This exception notwithstanding, a shareholder will still have a right of dissent if it is provided for in the articles of incorporation or if the shareholders are required under the plan of merger or exchange to accept anything but cash or owner’s interests, or a combination of the two, in the surviving or acquiring entity, or in any other entity falling in any of the three categories described above in this paragraph.

PLAN OF DISTRIBUTION

There is no public market for our common stock. All of our common stock is currently held by our president and chief executive officer. Therefore, the current and potential market for our common stock is limited and the liquidity of our shares may be severely limited. We will seek out a market maker who will be willing to file an application with FINRA so as to be able to quote the shares of our common stock on the OTC Markets maintained by the OTC Markets Group commencing upon the effectiveness of our registration statement of which this prospectus is a part and the subsequent closing of this offering. There can be no assurance as to whether such market maker’s application will be accepted by FINRA nor can we estimate the time period that will be required for the application process. In the absence of quotation or listing, no market is available for investors in our common stock to sell their shares. We cannot provide any assurance that a meaningful trading market will ever develop or that our common stock will ever be quoted or listed for trading.

If the shares of our common stock ever become tradable, the trading price of our common stock could be subject to wide fluctuations in response to various events or factors, many of which are beyond our control. As a result, investors may be unable to sell their shares at or greater than the price at which they are being offered.

This offering will be conducted on a best-efforts basis utilizing the efforts of Mr. Ostashinsky, president and chief executive officer of the Company. Potential investors include, but are not limited to, family, friends and acquaintances of Mr. Ostashinsky. The intended methods of communication include, without limitation, telephone calls and personal contact. In his endeavors to sell this offering, Mr. Ostashinsky will not use any mass advertising methods such as the internet or print media.

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Mr. Ostashinsky will not receive commissions for any sales originated on our behalf. We believe that Mr. Ostashinsky is exempt from registration as a broker under the provisions of Rule 3a4-1 promulgated under the Exchange Act. In particular, Mr. Ostashinsky:

1.	Is not subject to a statutory disqualification, as that term is defined in Section 3(a)39 of the Act, at the time of his participation;

	a.	Is not to be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;
	b.	Is not an associated person of a broker or dealer; and
	c.	Meets the conditions of the following:

		i	Primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities;

		ii	Was not a broker or dealer, or associated persons of a broker or dealer, within the preceding 12 months; and

iii

Did not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraphs within this section, except that for securities issued pursuant to Rule 415 under the Securities Act of 1933, the 12 months shall begin with the last sale of any security included within a Rule 415 registration

No officers or directors of the Company may purchase any securities in this offering.

There can be no assurance that all, or any, of the shares will be sold. As of this date, we have not entered into any agreements or arrangements for the sale of the shares with any broker/dealer or sales agent. However, if we were to enter into such arrangements, we will file a post-effective amendment to disclose those arrangements because any broker/dealer participating in the offering would be acting as an underwriter and would have to be so named herein. In order to comply with the applicable securities laws of certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which we have complied. The purchasers in this offering and in any subsequent trading market must be residents of such states where the shares have been registered or qualified for sale or an exemption from such registration or qualification requirement is available. As of this date, we have not identified the specific states where the offering will be sold.

The proceeds from the sale of the shares in this offering will be payable to the Company. All subscription agreements and electronic transfers or deposits accepted by the Company are irrevocable (except as to any states that require a statutory cooling-off period or rescission right).

Investors can purchase common stock in this offering by completing a Subscription Agreement, a copy of which is filed as Exhibit 99.1 to the registration statement of which this prospectus is a part, and sending it together with payment in full. All payments must be made in U.S. currency either by personal check, bank wire transfer, or cashier check. There is no minimum subscription requirement. All subscription agreements and electronic transfers or deposits are irrevocable (except as to any states that require a statutory cooling-off period or rescission right). The Company expressly reserves the right to either accept or reject any subscription. Any subscription rejected will be returned to the subscriber within five business days of the rejection date. Furthermore, once a subscription agreement is accepted, it will be executed without reconfirmation to or from the subscriber. Once we accept a subscription, the subscriber cannot withdraw it.

Any purchasers of our securities should be aware that any market that develops in our common stock will be subject to “penny stock” restrictions.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Any purchasers of our securities should be aware that any market that develops in our stock will be subject to the penny stock restrictions.

The trading of our securities, if any, will be in the over-the-counter markets maintained by the OTC Markets Group (once and if and when quoting thereon has occurred). As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the price of, our securities.

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OTC Markets Considerations

OTC Markets securities are not listed and traded on the floor of an organized national or regional stock exchange. Instead, OTC Markets securities transactions are conducted through a telephone and computer network connecting dealers in stocks. OTC Markets stocks are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

To be quoted on the OTC Markets, a market maker must file an application on our behalf in order to make a market for our common stock. We are not permitted to file such application on our own behalf. We will seek out a market maker who will be willing to file an application with FINRA on our behalf so as to be able to quote the shares of our common stock on the OTC Markets maintained by the OTC Markets Group commencing upon the effectiveness of our registration statement of which this prospectus is a part. There can be no assurance that the market maker’s application will be accepted by FINRA, nor can we estimate as to the time period that the application will require.

A market maker who chooses to quote a security on the OTC Markets, files the application, and is obligated to comply with keeping information about the issuer in its files. FINRA cannot deny an application by a market maker to quote the stock of a company assuming all FINRA questions relating to its Rule 211 process are answered accurately and satisfactorily.

Although we anticipate that quotation on the OTC Markets will increase liquidity for our stock, investors may have difficulty in getting orders filled because trading activity on the OTC Markets in general is not conducted as efficiently and effectively as with NASDAQ-listed securities. As a result, investors’ orders may be filled at a price much different than expected when an order is placed. Investors must contact a broker-dealer to trade OTC Markets securities.

If we become able to have our shares of common stock quoted on the OTC Markets, we will then try, through a broker-dealer and its clearing firm, to become eligible with the DTC to permit our shares to trade electronically. If an issuer is not “DTC-eligible,” then its shares cannot be electronically transferred between brokerage accounts, which, based on the realities of the marketplace as it exists today (especially the OTC Markets), means that shares of a company will not be traded (technically the shares can be traded manually between accounts, but this takes days and is not a realistic option for companies relying on broker dealers for stock transactions - like all the companies on the OTC Markets). What this boils down to is that while DTC-eligibility is not a requirement to trade on the OTC Markets, it is a necessity to process trades on the OTC Markets if a company’s stock is going to trade with any volume. There are no assurances that our shares will ever become DTC-eligible or, if they do, how long it will take.

Because OTC Markets stocks are usually not followed by analysts, there may be lower trading volume than for NASDAQ-listed securities.

Section 15(g) of the Exchange Act

Our shares will be covered by Section 15(g) of the Exchange Act, and Rules 15g-1 through 15g-6 promulgated thereunder. They impose additional sales practice requirements on broker-dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 excluding revenue or annual income exceeding $200,000 or $300,000 jointly with their spouses).

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules (but is not applicable to us).

Rule 15g-2 declares unlawful broker-dealer transactions in penny stocks unless the broker-dealer has first provided to the customer a standardized disclosure document.

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Rule 15g-3 provides that it is unlawful for a broker-dealer to engage in a penny stock transaction unless the broker-dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker-dealers from completing penny stock transactions for a customer unless the broker-dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker-dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker-dealers selling penny stocks to provide their customers with monthly account statements.

Rule 3a51-1 of the Exchange Act establishes the definition of a “penny stock,” for purposes relevant to us, as any equity security that has a minimum bid price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions. It is likely that our shares will be considered to be penny stocks for the immediately foreseeable future. For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person’s account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

•	the basis on which the broker or dealer made the suitability determination, and
•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction

Disclosure also has to be made about the risks of investing in penny stock in both public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Additionally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. If the Company remains subject to the penny stock rules for any significant period, which is likely, it could have an adverse effect on the market, if any, for the Company’s securities. If the Company’s securities are subject to the penny stock rules, investors will find it difficult to dispose of the Company’s securities.

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State Securities – Blue Sky Laws

There is no established public market for our common stock, and there can be no assurance that any market will develop in the foreseeable future. Transfer of our common stock may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as “Blue Sky” laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue-sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. Accordingly, investors may not be able to liquidate their investments and should be prepared to hold the common stock for an indefinite period of time.

We will consider applying for listing in Mergent, Inc., a leading provider of business and financial information on publicly listed companies, which, once published, will provide New Leap with “manual” exemptions in approximately 39 states as indicated in CCH Blue Sky Law Reporter as of May, 2017. However, we may not be accepted for listing in Mergent or similar services designed to obtain manual exemptions if we are considered to be a “shell company” at the time of application.

Thirty-nine states have what is commonly referred to as a “manual exemption” for secondary trading of securities such as those to be resold by selling stockholders under this registration statement. In these states, so long as we obtain and maintain a listing in Mergent, Inc. or other similar provider, secondary trading of our common stock can occur without any filing, review or approval by state regulatory authorities in these states. We cannot secure this listing, and thus this qualification, until after our registration statement is declared effective. Once we secure this listing (assuming that being a development stage and shell company is not a bar to such listing), secondary trading can occur in these states without further action.

Upon effectiveness of this Prospectus, the Company intends to consider (but may not) becoming a “reporting issuer” under Section 12(g) of the Exchange Act, as amended, by way of filing a Form 8-A with the SEC. A Form 8-A is a “short form” of registration whereby information about the Company will be incorporated by reference to the Registration Statement on Form S-1, of which this prospectus is a part. Upon filing of the Form 8-A, if done, the Company’s shares of common stock will become “covered securities,” or “federally covered securities” as described in some states’ laws, which means that unless you are an “underwriter” or “dealer,” you will have a “secondary trading” exemption under the laws of most states (and the District of Columbia, Guam, the Virgin Islands and Puerto Rico) to resell the shares of common stock you purchase in this offering. However, four states do impose filing requirements on the Company: Michigan, New Hampshire, Texas and Vermont. The Company may, at its own cost, make the required notice filings in Michigan, New Hampshire, Texas and Vermont immediately after filing its Form 8-A with the SEC.

We currently do not intend to and may not be able to qualify securities for resale in other states which require shares to be qualified before they can be resold by our shareholders.

Limitations Imposed by Regulation M

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of such distribution.

EXPERTS AND COUNSEL

The financial statements of the Company as of June 30, 2017 and for the period from June 1, 2017 (inception) to June 30, 2017 included in this prospectus have been so included in reliance on the report of by B F Borgers CPA PC, an independent registered public accounting firm, appearing elsewhere herein, given on their authority as experts in accounting and auditing.

Our Counsel, Lior Ostashinsky, is the son of Itzhak Ostashinsky, our chief executive officer and president. Our Counsel was employed on a contingent basis. Our Counsel will be entitled to the sum of $25,000 in connection with the preparation of this registration statement upon receipt by the Company of the first $25,000 following the effectiveness of this registration statement. Our Counsel does not hold any shares of the Company.

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WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form S-1, including exhibits, schedules and amendments, under the Securities Act with respect to the shares of common stock to be sold in this offering. This prospectus does not contain all the information included in the registration statement. For further information about us and the shares of our common stock to be sold in this offering, please refer to our registration statement.

As of the effective date of our registration statement of which this prospectus is a part, we will become subject to certain informational requirements of the Exchange Act, as amended and we will be required to file periodic reports (i.e., annual, quarterly and material events) with the SEC which will be immediately available to the public for inspection and copying. In the event during the year that our registration statement becomes effective, these reporting obligations may be automatically suspended under Section 15(d) of the Exchange Act if we have less than 300 shareholders and do not file a registration statement on Form 8-A (of which we have no current plans to file). If this occurs after the year in which our registration statement becomes effective, we will no longer be obligated to file such periodic reports with the SEC and access to our business information would then be even more restricted. After this registration statement on Form S-1 becomes effective, we may be required to deliver periodic reports to security holders as proscribed by the Exchange Act, as amended. However, we will not be required to furnish proxy statements to security holders and our directors, officers and principal beneficial owners will not be required to report their beneficial ownership of securities to the SEC pursuant to Section 16 of the Exchange Act until we have both 500 or more security holders and greater than $10 million in assets. This means that access to information regarding our business and operations will be limited.

You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N. E., Washington, D.C. 20549. You should call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings will also be available to the public at the SEC’s web site at “http:/www.sec.gov.”

You may request, and we will voluntarily provide, a copy of our filings, including our annual report which will contain audited financial statements, at no cost to you, by writing or telephoning us at the following address:

New Leap, Inc.

8 Derech Hameshi St.,

Ganne Tiqwa, Israel 5591179

+972-50-7844477

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REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of New Leap, Inc.:

We have audited the accompanying balance sheet of New Leap, Inc. (“the Company”) as of June 30, 2017, and the related statements of operations, changes in shareholders’ deficit and cash flows for the period June 1, 2017 (inception) through June 30, 2017. These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statement referred to above present fairly, in all material respects, the financial position of New Leap, Inc. as of June 30, 2017, and the results of its operations and its cash flows for the period June 1, 2017 (inception) through June 30, 2017, in conformity with generally accepted accounting principles in the United States of America.

The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the Company's internal control over financial reporting.  Accordingly, we express no such opinion.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company’s significant operating losses raise substantial doubt about its ability to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ B F Borgers CPA PC

Lakewood, CO

August 8, 2017

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Financial Statements

New Leap, Inc.

BALANCE SHEET

(USD, Except Share and Par Value Data)

June 30, 2017 (Audited)

ASSETS

Current assets:
Cash and cash equivalents	$-

Total Current assets	$-

Total assets	$-

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current Liabilities:
Account payable to related party	$25,000

Promissory note from shareholder	305

Total current liabilities	$25,305
Total Liabilities	$25,305

Stockholders’ Deficit:
Preferred stock; $.0001 par value, 5,000,000 shares authorized, none issued and outstanding	-
Common stock; $.0001 par value, 50,000,000 shares authorized, 9,000,000 shares issued and outstanding as of June 30, 2017	$9,000
Addition paid-in capital	3,150
Accumulated deficit	(37,455)
Total stockholder’s deficit	$(25,305)

Total liabilities and stockholders’ deficit	$-

The accompanying notes are an integral part of the financial statements.

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New Leap, Inc.

STATEMENTS OF OPERATIONS

(USD, Except Share and Earnings Per Share Data)

Inception (June 1, 2017) to June 30, 2017

Revenues	$-
Cost of revenues	-
Gross profit	-

Selling, General and Administrative expenses	37,455

Loss from operations	(37,455)

Other income, net	-

Loss before provision for income taxes	(37,455)

Income tax expense	-

Net Loss	$(37,455)

Loss per share
Basic and diluted	$(0.00)

Weighted average common shares outstanding:
Basic and diluted	9,000,000

The accompanying notes are an integral part of the financial statements.

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New Leap, Inc.

STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT

(USD)

	Common shares		Additional paid-in	Accumulated	Total shareholders’
	Number	Amount	capital	deficit	deficit

Balance as of June 1, 2017 (Inception)	-	$-	$-	$-	$-

Issued shares	9,000,000	9,000	-	-	9,000

Contributed services	-	-	3,150	-	3,150

Net loss	-	-	-	(37,455)	(37,455)

Balance as of June 30, 2017	9,000,000	$9,000	$3,150	$(37,455)	$(25,305)

The accompanying notes are an integral part of the financial statements.

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New Leap, Inc.

STATEMENTS OF CASH FLOWS

(USD)

Inception (June 1, 2017) to June 30, 2017
Cash flow from operating activities:
Net loss	$(37,455)

Adjustments to reconcile net loss to net cash used in operating activities:
Contributed services	12,150

Changes in operating assets and liabilities:
Increase in account payables	25,000
Net cash used in operating activities	$(305)

Changes in investment activities	-

Cash flow from financing activities:

Promissory note from shareholder	$305
Net cash provided by financing activities	$305

NET CASH DECREASE IN CASH AND CASH EQUIVALENTS	-

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	-
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$-

The accompanying notes are an integral part of the financial statements.

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New Leap, Inc.

NOTES TO FINANCIAL STATEMENTS

(USD In Thousands, Except Shares and Per Share Values)

(Audited)

NOTE 1 – ORGANIZATIONAL AND GOING CONCERN:

New Leap, Inc. (the “Company”) was formed on June 1, 2017 as a Delaware corporation.

During 2017 the Company issued 9,000,000 shares of its common stock in consideration for a business plan at $0.001 per share. The Company has yet to start operational or research and development activities. The Company plans to operate in the field of crowdfunding and to run an online platform for investments in private U.S. companies and companies which are publicly traded in the U.S. (both domestic and foreign).

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has suffered cumulative losses and negative cash flows from operations since inception. Until the Company will achieve profitability and revenues, which is uncertain, it intends to finance its operation through the issuance of its shares. These conditions give rise to substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that may result from the outcome of this uncertainty.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Use of Estimates

The preparation of the financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates.

Recent Accounting Pronouncements

From time to time, the FASB or other standards setting bodies issue new accounting pronouncements. Updates to the FASB ASCs are communicated through issuance of an Accounting Standards Update. Unless otherwise discussed, we believe that the impact of recently issued guidance, whether adopted or to be adopted in the future, is not expected to have a material impact on our financial statements upon adoption.

NOTE 3 – PROMISSORY NOTE FROM SHAREHOLDER

The Company has an outstanding note payable provided by the sole shareholder and sole officer and director which is unsecured and bears no interest. The note is payable upon demand. The outstanding balance under the note was $305 as of June 30, 2017.

NOTE 4 – COMMITMENTS AND CONTINGENCIES

In June 2017, the Company engaged a legal counsel in order to receive legal services concerning the registration statement to be filed with the Securities and Exchange Commission (“SEC”). According to the agreement, the fees will be paid if and only upon receiving the first $25,000 from external investors following the effectiveness of the registration statement. Since this expense was probable it was recorded as a provision and as expenses amounting to $25,000 outstanding at June 30, 2017. The legal counsel is considered to be a related party - see also note 5.

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NOTE 5 –– TRANSACTION WITH RELATED PARTY

A.	During the period from inception (June 1, 2017) and up to the balance sheet date the CEO and sole shareholder devoted to the Company approximately 10 hours per week. The expense incurred by the CEO and sole shareholder on behalf and for the benefit of the Company for the period from inception (June 1, 2017) to June 30, 2017 amounted to $3,150 and was recorded as contribution to equity.

B.	The services described in note 4 are provided by a related party. The related party is the son of the sole shareholder and provides legal advice to the Company. As of June 30, 2017 the liability amounted to $25,000 – see also note 4.

C.	The Company leases its office space from its sole officer and director at no charge.

D.	As of June 30, 2017 the company has an outstanding note payable to the sole officer and director. - See Note 3

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This prospectus is part of a registration statement we filed with the SEC. You should rely only on the information or representations provided in this prospectus. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.

No one (including any salesman or broker) is authorized to provide oral or written information about this offering that is not included in this prospectus.

The information contained in this prospectus is correct only as of the date set forth on the cover page, regardless of the time of the delivery of this prospectus.

Until March 20, 2018, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

7,000,000 Shares

New Leap, Inc.

Common Stock

PROSPECTUS

October 20, 2017

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